Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUANTUM CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D.
2024, AT 11:08 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SIXTH DAY OF AUGUST, A.D. 2024 AT 4:01 O'CLOCK P.M.

2115952 8100    Authentication: 204211376
SR# 20243474313    Date: 08-21-24
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF QUANTUM CORPORATION
Quantum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:
1.The original Certificate oflncorporation of the Corporation was filed with the Secretary of State of Delaware on January 28, 1987. The most recent Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007, as amended by the Certificate of Amendment filed with the Secretary of State of Delaware on April 17, 2017, the Certificate of Amendment filed with the Secretary of State of Delaware on November 6, 2017, and the Certificate of Amendment filed with the Secretary of State of Delaware on August 19, 2022.
2.This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.
3.The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of theCorporation as presently in effect isamended andrestated to read in its entirety as follows:
"This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 225,000,000, with a par value of$0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of$0.01 per share.
Upon the effectiveness of the certificate of amendment first inserting this paragraph (the "Effective Time"), each five (5) to twenty (20) shares of Common Stock issued as of immediately prior to the Effective Time shall be automatically combined into
(1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, the exact ratio within the five (5) to twenty (20) range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to any elimination of fractional share interests."
4.On August 15, 2024, the Board of Directors of the Corporation determined that each twenty (20) shares of the Corporation's Common Stock, par value of$0.01 per share, issued as of
State of Delaware Secretary of State
Division of Corporations
Delivered 11:08AM08/21/2024
FILED 11:08AM 08/21n024
SR 20243474313 - File Number 2115952

immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value of $0.0 I per share. The Corporation publicly announced this ratio on August 20, 2024.
5.This certificate of amendment shall become effective at 4:01 p.m. (Eastern Time) on August 26, 2024.
6.All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by its duly authorized officer this 21st day of August, 2024.

QUANTUM CORPORATION

By: /s/Brian E. Cabrera
Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, Chief Legal and Compliance Officer, and Corporate Secretary